ԲԱԺՆԵՄԱՍԻ ՓՈԽԱՆՑՄԱՆ ՊԱՅՄԱՆԱԳԻՐ

SHARE TRANSFER AGREEMENT

"Գլոբալ Գոլդ Մայնինգ" ՍՊԸ-ն (սահմանափակ պատասխանատվությամբ ընկերություն՝ գրանցված և գործող Դելավերի (ԱՄՆ) օրենսդրության համաձայն 14.08.2003թ., որի գրանցված գրասենյակը գտնվում է ԱՄՆ, ԴԵ 19808, Վիլմինգթոն, Սենթերվիլ փ. 2711, սենյակ 400 հասցեում, որի բաժնեմասերը անուղղակիորեն ամբողջությամբ պատկանում են "Գլոբալ Գոլդ Քորփորեյշն" ընկերությանը) այսուհետ՝ "Փոխանցող", ի դեմս Պարոն Դրուրի Գալլագերի, և

Global Gold Mining, LLC (a limited liability company duly established under the laws of Delaware, USA, on 14.08.2003, with a legal address at 555 Theodore Fremd Avenue, Rye NY and its registered office located at 2711 Centerville Road, Suite 400, Wilmington, DE 19808, USA, indirectly owned 100% by Global Gold Corporation) hereinafter referred to as "the Transferor" represented by Mr. Drury J. Gallagher, and

"Ջի-Ջի-Սի-Ար Մայնինգ" ՍՊԸ-ն (սահմանափակ պատասխանատվությամբ ընկերություն՝ գրանցված և գործող Դելավերի (ԱՄՆ) օրենսդրության համաձայն 08.11.2011թ., որի գրանցված գրասենյակը գտնվում է ԱՄՆ, ԴԵ 19808, Վիլմինգթոն, Սենթերվիլ փ. 2711, սենյակ 400 հասցեում, որի բաժնեմասերը անուղղակիորեն 51%-ով պատկանում են նույն "Գլոբալ Գոլդ Քորփորեյշն" ընկերությանը), այսուհետ՝ "Ստացող", ի դեմս Պարոն Վան Կրիկորյանի,

GGCR Mining, LLC (a limited liability company duly established under the laws of Delaware, USA, on 08.11.2011, with its registered office located at 2711 Centerville Road, Suite 400, Wilmington, DE 19808, USA, indirectly owned 51% by the same Global Gold Corporation and directly owned 100% by Global Gold Consolidated Resources Limited) hereinafter referred to as "the Recipient", represented by Mr. Van Z. Krikorian.

երկուսը միասին այսուհետ՝ "Կողմեր",

both together hereinafter referred to as "the Parties,"

կնքեցին սույն Պայմանագիրը հետևյալի մասին.

have entered into this Agreement as follows:

<u>Պայմանագրում օգտագործվող հասկացությունները.</u>

<u>Defined terms used herein shall have the following meaning:</u>

Պայմանագիր - սույն բաժնեմասի փոխանցման պայմանագիրն է:

Agreement – means this Share Transfer Agreement.

Ընկերություն - "Մեգո-Գոլդ" ՍՊԸ-ն, գրանցված և գործող ՀՀ օրենսդրության համաձայն, գրանցված 11.12.2000թ. ՀՀ իրավաբանական անձանց պետական ռեգիստրի Շենգավիթ տարածքային ստորաբաժանման կողմից, պետական գրանցման համար՝ 77.110.00610, պետական գրանցման

Company - means "Mego-Gold" LLC, a company a duly established under the laws of Armenia, with its registered address in 2A-2 Tamanyan str., Yerevan, Republic of Armenia, registered by Shengavit Sub-division of the State Registry of Legal Entities of the Republic

վկայական թիվ 02Ա 049152, հասցե՝ ՀՀ, ք. Երևան, Թամանյան 2Ա-2, որի 100% (մեկ հարյուր տոկոս) բաժնեմասը պատկանում է Փոխանցողին, ինչը հավաստվում է ՀՀ իրավաբանական անձանց պետական ռեգիստրի Նորք-Մարաշ տարածքային բաժնի կողմից 30.07.2009թ.-ին տրված ընկերության կանոնադրական կապիտալում բաժնեմասի նկատմամբ սեփականության իրավունքի թիվ 033735 վկայագրով:

of Armenia as of 11.12.2000, state registration No. 77.110.00610, state registration certificate No. 02A 049152, 100% (one hundred percent) of shares belonging to the Transferor, which is certified by Ownership Right Certificate No. 033735 to the share in the charter capital of the company issued by the Norq-Marash Territorial Subdivision of the State Registry of Legal Entities of the Republic of Armenia on 30.07.2009

1. Պայմանագրի առարկան

1.1. Փոխանցողը սույնով Ստացողի սեփականությանն է փոխանցում Ընկերության կանոնադրական կապիտալում իրեն պատկանող 100% բաժնեմասը (այսուհետ՝ Բաժնեմաս)՝ համաձայն "Գլոբալ Գոլդ Քորփորեյշն" ընկերության և դրա համատեղ գործընկեր "Քոնսոլիդեյթիդ Ռիսորսիզ Արմենիա" ընկերության (վերջինս հանդիսանում է Ստացողի կանոնադրական կապիտալում 49% բաժնեմասի անուղղակի սեփականատեր) միջև 27.04.2011 կնքված համատեղ գործունեության պայմանագրով նախատեսված պայմանների, և հիմնվելով Փոխանցողի և Ստացողի համապատասխան որոշումների վրա, իսկ Ստացողը Բաժնեմասը պարտավորվում է ընդունել ի սեփականություն:

1. The Subject of the Agreement

1.1 The Transferor hereby transfers the 100% of the Company shares (the "Shares") to the Recipient pursuant to the terms and conditions of the Joint Venture Agreement dated April 27, 2011, as amended, signed between Global Gold Corporation and its joint venture partner Consolidated Resources Armenia (the latter is the indirect owner of 49% of shares in the Recipient's charter capital), and based on the Transferor's and Recipient's respective resolutions attached hereto to the ownership of the Recipient and the Recipient undertakes to accept the transferred Shares to its ownership.

2. Իրավահաջորդության պայմաններ

2.1. Բաժնեմասի նկատմամբ սեփականությունը, իրավունքները և պարտականությունները Փոխանցողից փոխանցվում են Ստացողին: Ստացողը հանդիսանալու և գործելու է որպես Փոխանցողի իրավահաջորդը Բաժնեմասի սեփականության հետ կապված բոլոր իրավունքների, պարտականությունների և պարտավորությունների հետ:

2. Successor Provisions

2.1. The title, rights and obligations in connection with the Shares shall be transferred from the Transferor to the Recipient. Recipient shall be and act as a successor of the Transferor for all the rights, obligations and liabilities in connection with the ownership of the Shares.

3. Հավաստումներ և երաշխիքներ

3. Representations and Warranties

3.1. Սույնով Կողմերը հավաստում են, որ ամբողջովին ծանոթացել են սույն Պայմանագրի դրույթներին, դրանով ստանձնած պարտավորություններին, օժտված են սույն Պայմանագիրը կնքելու և դրանից բխող պարտավորությունները կատարելու բոլոր անհրաժեշտ իրավասություններով, իրավունքներով և լիազորություններով, կտրամադրեն ՀՀ օրենսդրությամբ սահմանված բոլոր որոշումները, համաձայնությունները, դիմումները, գրանցումները, թույլտվությունները և այլն, որոնք անհրաժեշտ են փոխանցվող Բաժնեմասի՝ Փոխանցողից Ստացողին իրավաչափորեն վավեր փոխանցում իրականացնելու համար:

3.1 The Parties hereby represent and warrant that they are properly acquainted with the conditions of this Agreement, the obligations assumed hereunder, they are duly authorized and vested with all appropriate rights, powers and authorizations to sign this Agreement and perform the obligations hereunder, are willing to provide all decisions, consents, applications, records, authorizations, etc. as set forth by and might be required under the applicable law and internal documents of the Company, which are necessary for the implementation of legally valid assignment of the Shares from the Transferor to the Recipient.

3.2. Փոխանցողը հավաստում է, որ սույն Պայմանագրի կնքման օրվա դրությամբ օժտված է սույն Պայմանագիրը կնքելու և դրանից բխող պարտավորությունները կատարելու բոլոր անհրաժեշտ իրավասություններով, իրավունքներով և լիազորություններով: Փոխանցողի կողմից սույն Պայմանագրի կնքումը սահմանափակող կամ արգելող որևէ դատական կամ պետական մարմնի կողմից կայացված վճիռ կամ որոշում չկա, և չկա որևէ հայց, դիմում կամ որևէ դատարանում կամ պետական մարմնում հարուցված կամ ընթացիկ քաղաքացիական կամ վարչական վարույթ՝ կապված Փոխանցողից այս գործարքի կնքումը սահմանափակելու կամ արգելելու հետ:

3.2 The Transferor represents and warrants that the Transferor, as of the execution date of this Agreement, is duly authorized and vested with all appropriate rights, powers and authorizations to sign this Agreement and fulfill the obligations ensuing herefrom. It is represented and warranted that there are no judicial rulings or decisions taken by any state bodies restricting or prohibiting the conclusion of this Agreement by the Transferor, and there is no claim, application or possible or current civil or administrative proceedings with any court or state body in relation to the restriction or prohibition to the execution of this transaction by the Transferor.

3.3. Փոխանցողը հավաստում է, որ իր սեփականության իրավունքը Բաժնեմասի նկատմամբ ամբողջ ծավալով համապատասխանում է բոլոր օրենսդրական պահանջներին: Փոխանցողը հանդիսանում է Բաժնեմասի օրինական տնօրինողը և միակ սեփականատերը և ունի Բաժնեմասը փոխանցելու, զիջելու, հանձնելու լրիվ և անսահմանափակ իրավասություն՝ Հայբիզնեսբանկ ՓԲԸ-ի նախնական գրավոր համաձայնության պայմանով, որը հանդիսանում է Բաժնեմասի գրավառու: Սույնով Կողմերը հավաստում են, որ Բաժնեմասի փոխանցումը չի ազատելու այն գրավից

3.3 The Transferor represents and warrants that its ownership right to the Shares is fully in compliance with the legislation requirements. The Transferor is the legal holder and the only owner of the Shares and is fully and unrestrictedly authorized to transfer, assign and deliver the Shares of the Company to the Recipient, subject to prior written approval by Armbusinessbank CJSC, which holds the pledge over the Shares. Hereby the Parties acknowledge that the transfer of shares shall not dismiss or otherwise limit the pledgee's rights over the Shares and the pledge

կամ այլ կերպ չի սահմանափակելու գրավառուի իրավունքները Բաժնեմասի նկատմամբ և Բաժնեմասի գրավը շարունակելու է մնալ ուժի մեջ այն նույն պայմաններով, որոնք ամրագրված են ներկա գրավառուի հետ կնքված պայմանագրով:

shall be in full force and effect with the same conditions and terms as agreed with current pledgor. .

4. Բաժնեմասով Ստացողին փոխանցվող իրավունքները

4. Rights pertaining to the Shares

4.1. Բաժնեմասը Գնորդին տալիս է հետևյալ իրավունքները.

(i) շահաբաժինների ստացման իրավունք,

(ii) Ընկերության կառավարմանը մասնակցելու իրավունք

(iii) Ընկերության լուծարման դեպքում բաժնեմասի չափին համապատասխան Ընկերության գույքի մասը կամ դրա արժեքը ստանալու իրավունք, և

(iv) Հայաստանի Հանրապետության օրենսդրությամբ և Ընկերության կանոնադրությամբ սահմանված այլ իրավունքներ:

4.1. Rights pertaining to the Shares are as follows:

(i) participation in receipt of any dividends payable by the Company;

(ii) participation in the corporate governance of the Company;

(iii) participation in the receipt of the Company's assets, property or the corresponding proceeds from any sale of assets, property or shares in case of the Company's liquidation; and

(iv) all other rights envisaged by applicable legislation in the Republic of Armenia and the Company's charter.

5. Կիրառելի օրենսդրությունը, վեճերի լուծման կարգը

5. The Applicable Legislation, Dispute Resolution

5.1. Սույն Պայմանագիրը կարգավորվում և մեկնաբանվում է համաձայն ԱՄՆ Նյու Յորք նահանգի օրենսդրության, բացառությամբ Հայաստանի Հանրապետության օրենսդրությամբ բաժնեմասերի գրանցումը կարգավորող պարտադիր նորմերի:

5.1 This Agreement is regulated and interpreted in accordance with the legislation of the State of New York, USA, except for obligatory provisions under Armenian legislation specifying the procedures of shares registration.

5.2. Կողմերն ընդունում են, որ նախապես համաձայնեցրել են վեճերի լուծման կարգը, և որ սույն Պայմանագրից ծագած կամ բխող վեճերը Կողմերը կլուծեն Կողմերի միջև համաձայնեցված վերոնշյալ կարգով:

5.2 The Parties acknowledge that they have previously agreed a procedure for resolving disputes and that that procedure shall be applied to all disputes arising out of or in connection with this Agreement between the Parties.

6. Եզրափակիչ դրույթներ

6. Concluding provisions

6.1 Սույն Պայմանագիրն ուժի մեջ է մտնում ստորագրման պահից, իսկ փոխանցվող բաժնեմասի նկատմամբ Ստացողի սեփականության իրավունքը

6.1 This Agreement shall become effective upon signing. The ownership title of the Recipient upon the Shares arises upon

ծագում է Հայաստանի Հանրապետության իրավաբանական անձանց պետական ռեգիստրի գործակալության կողմից Ընկերության մասնակիցների գրանցամատյանում համապատասխան գրանցում կատարելու պահից:

registration in the Company's shareholders registry by the State Registry of the Legal Entities of the Republic of Armenia.

6.2 Սույն Պայմանագրի կնքման հետևանքով առաջացած փոփոխությունների պետական գրանցումն իրականացնում է Փոխանցողը: Բոլոր ծախսերը կապված սույն Պայմանագրից բխող փոփոխությունների պետական գրանցման հետ կրում է Ստացողը:

6.2 All state registration processes pertaining to the changes arising out of this Agreement shall be implemented by the Transferor. The Recipient shall bear all expenses connected with the state registration.

6.3 Եթե սույն Պայմանագրի որևէ դրույթ անվավեր է ճանաչվում, ապա դա չի ազդում սույն Պայմանագրի մյուս դրույթների կիրառելիության վրա: Սույն Պայմանագրի որևէ դրույթ անվավեր ճանաչվելու դեպքում ուժը կորցրած դրույթը պետք է անհապաղ փոխարինվի առավելագույնս նման բովանդակությամբ դրույթով՝ արտացոլելով Կողմերի սկզբնական նպատակը համապատասխան դրույթի վերաբերյալ:

6.3 If any provision hereof is recognized invalid, such invalidity shall not affect the validity of other provisions of this Agreement. In case if any provision hereof is recognized as invalid, the latter shall be immediately substituted for a valid provision with maximum similar content reflecting the initial intentions of the Parties towards the appropriate provision.

6.4 Սույն Պայմանագրի շրջանակներում կատարվող որևէ ծանուցում կամ այլ հաղորդում պետք է արվի գրավոր, արվի առձեռն, կամ ուղարկվի փոստով կամ հեռապատճենի միջոցով Կողմերի՝ ստորև նշված հասցեով կամ այլ հասցեով կամ համարով, որն այդ նպատակով ծանուցվող Կողմը կարող է ընտրել՝ նախապես ծանուցելով մյուս Կողմին:

6.4 Any notification or correspondence served within the framework of this Agreement shall be made in writing, delivered by hand or sent by post or facsimile to the addresses of the Parties mentioned below or at any other address or number as the notified Party may select by notifying the other Party in advance thereon.

6.5 Սույն պայմանագիրը կազմված և ստորագրված է 3 (երեք) հավասարազոր օրինակից՝ հայերեն և անգլերեն լեզուներով: Կողմերից յուրաքանչյուրին տրվում է մեկական օրինակ, և մեկ օրինակ ներկայացվում է ՀՀ իրավաբանական անձանց պետական ռեգիստրի գործակալություն: Հակասությունների դեպքում գերակայում է հայերեն օրինակը:

6.5 This Agreement is made in 3 (three) authentic copies in Armenian and English languages with one copy to each party and one copy to be presented to the State Registry of the Legal Entities of the Republic of Armenia. In case of discrepancy the Armenian version will prevail.

Կողմերի իրավաբանական հասցեները և ստորագրությունները

Legal addresses and signatures of the Parties

Փոխանցող
"Գլոբալ Գոլդ Մայնինգ" ՍՊԸ
Հասցե՝ ԱՄՆ, ԴԵ 19808, Վիլմինգթոն, Սենթերվիլ փ. 2711, սենյակ 400

Դրուրի Գալլագեր
Լիազոր ներկայացուցիչ

Ստորագրություն

"Ջի Ջի Սի-Ար Մայնինգ" ՍՊԸ

Հասցե՝ ԱՄՆ, ԴԵ 19808, Վիլմինգթոն, Սենթերվիլ փ. 2711, սենյակ 400

Վան Կրիկորյան
Լիազոր ներկայացուցիչ
Ստորագրված է Ռայ, Նյու Յորք, 2012թ-ի սեպտեմբերի 26-ին

Ստորագրություն

The Transferor
Global Gold Mining, LLC
Address: 555 Thoedore Fremd Avenue, C-208, Rye, NY 10580

Drury J. Gallagher
Authorized representative

Signature

The Recipient
GGCR Mining, LLC
Address: 2711 Centerville Road, Suite 400
Wilmington, DE 19808, USA

Van Z. Krikorian
Authorized representative
Signed in Rye, NY on 26 September 2012

Signature

Diandra N Budhram
09/26/2012

DIANDRA N BUDHRAM
NOTARY PUBLIC, STATE OF NEW YORK
Registration No. 01BU6240938
Qualified in Bronx County
Commission Expires October 17, 2015

GGCR MINING, LLC

STATE OF DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE OF RESOLUTION AND TERMS FOR SHARE TRANSFER AGREEMENTS

GGCR Mining, LLC is wholly owned subsidiary of Global Gold Consolidated Resources Limited a private limited company #109058 ("GGCRL")) which is a subsidiary of Global Gold Mining, LLC ("GGM"). This certifies that attached is a true and accurate version of the resolution and terms pursuant to which this the Delaware limited liability company "GGCR Mining, LLC" is entering and shall perform the Share Transfer Agreements with GGM related to Mego-Gold, LLC (for the Toukhmanuk property) and Getik Mining Company, LLC (for the Getik property).

Dated: Rye, New York USA
September 24, 2012

Van Z. Krikorian, Chairman and Manager

09/24/2012

DIANDRA N BUDHRAM
NOTARY PUBLIC, STATE OF NEW YORK
Registration No. 01BU6249938
Qualified in Bronx County
Commission Expires October 17, 2015

GLOBAL GOLD CONSOLIDATED RESOURCES LIMITED

Unanimous Written
Consent of Directors

The undersigned, constituting the sole directors of Global Gold Consolidated Resources Limited, a Jersey Islands company (the "Company") and acting pursuant to Section 18.10 of the Articles of Association of the Company, hereby adopt the following resolutions:

WHEREAS, the directors wish to close the transfer of the Toukhmanuk and Getik properties and related transactions simultaneously and conditioned on all the stated terms herein pursuant to the JV Agreement and subsequent documents (the "JV");

NOW, THEREFORE, BE IT RESOLVED, that the transfer of the shares of Mego Gold LLC and Getik LLC shall be completed subject to the required consent of ABB Bank and the Share Transfer Agreement in the form attached hereto as Exhibit A and the plans to fund payments of the budget attached hereto as Exhibit B, which budget provides for the funding for not less than 1 year's operation of the JV, payment of principal and interest as and when due to ABB Bank on the loan related to the properties being transferred to the JV (the "Loan"), execution and delivery of employment agreements with Messrs. Krikorian, Dulman and Boghossian in the substantially form attached hereto as Exhibit C, and the plans for public listing for the Company by June 30, 2013; and be it further

RESOLVED, that the GGRC Mining LLC resolution dated as of April 27, 2012 and signed on April 23 by one of the directors will be executed by all the directors and all stated attachments shall be duly attached as provided in Exhibit D attached hereto ; and be it further

RESOLVED, that if necessary and subject to mutually agreed terms and conditions, the Company may use Global Gold Corporation's guaranty of the Loan in order to obtain the consent of ABB Bank, provided that if the guaranty is called upon all revenues from the Toukhmanuk property shall be paid directly to Global Gold and Global Gold shall have a security interest in the shares of Mego Gold or other mutually agreed security sufficient to cover Global Gold's guaranty liability; and be it further

RESOLVED, that the Company is authorized to pursue listing on the AIM exchange in London;

RESOLVED, that the officers of the Company are authorized and directed to execute and deliver, by and on behalf of the Company, the employment agreements with Messrs. Krikorian, Dulman and Boghossian (Mr. Krikorian recused himself on matters and votes related to his own employment); and be it further

RESOLVED, that the sole officers of the Company are: Mr. Van Krikorian, Executive Chairman; Mr. Jan Dulman, Financial Controller/CFO/Treasurer; and Mr. Ashot Boghossian Armenia Managing Director, with Ogier Corporate Services (Jersey) Limited continuing as secretary of the Company, all subject to, and with the benefit of the provisions of, the Company's articles of association; and be it further

RESOLVED, that the contract with One Vision Inc., providing for it to act as the mine contractor with respect to the properties of the Company in the form hereto attached as Exhibit E, is hereby authorized and approved and the appropriate officer is hereby authorized to execute and deliver such agreement, with such amendments thereto as the officer executed the agreement shall determine are appropriate, such determination to be conclusively evidenced by such execution; and be it further

RESOLVED, that the budget (the January 2012 budget reduced) which is attached hereto as Exhibit B is hereby, ratified, approved and adopted; and be it further

RESOLVED, that the source and terms of financing of the budget requirements set forth in the budget shall be as set forth on Exhibit F; and be it further

RESOLVED, that pursuant to Section 7 of the February 19, 2012 supplemental agreement, concurrent with the execution and delivery of these minutes the Company shall: (a) reimburse GGC for all substantiated previously budgeted expenses and ABB Bank loan payments together with all accrued and unpaid obligations to contractors, auditors, counsel and CSA through the date hereof as set forth on Exhibit G, or (b) as mutually agreed reimburse such amounts with interest at four percent per annum on the sooner of one year from the date hereof, upon Public Listing, or upon a financing of the Company, provided that the convertible debt to Consolidated Resources be agreed as treated in the same manner; and be it further

RESOLVED, that the Company shall issue to GGC additional shares in an amount equal to the greater of 51% of the issued and outstanding shares of the Company upon the financing or issuances of shares in a public listing or a reverse merger or additional shares and/or after distributing shares or options to employees or consultants, so together with shares currently owned by GGC, thirty days after public trading of shares, shall equal based upon the

average weighted value thereof as defined in the JV Agreement the greater of 51% or the value of $40,000,000; and be it further

RESOLVED, that the Chairman of the Company is authorized and directed, by and in the name of the Company, to take all such actions, execute and deliver all such instruments, documents and take all actions, as shall be in the determination of such officers necessary and appropriate to carry out purposes and interest of the foregoing resolutions, except with respect to his own employment agreement and related documents which Mr. Premraj is authorized to execute and deliver on behalf of the Company.

IN WITNESSETH WHEREOF, the undersigned directors of Company have executed and delivered this unanimous written consent as of September 19, 2012.

Caralapati Premraj

Van Z. Krikorian

Diandra N. Budhram
09/19/2012.

DIANDRA N BUDHRAM
NOTARY PUBLIC, STATE OF NEW YORK
Registration No. 01BU6249938
Qualified in Bronx County
Commission Expires October 17, 2015

5481360v.1

RESOLUTIONS ADOPTED BY WRITTEN CONSENT

OF THE

MANAGERS OF

GLOBAL GOLD MINING, LLC

The undersigned, being all of the Managers of GLOBAL GOLD MINING, LLC, a Delaware limited liability company (the "Company"), hereby adopt the following resolutions and take the following actions by written consent.

WHEREAS, the Company entered into a certain Joint Venture Agreement, dated April 27, 2011 (the "JV Agreement"), by and between the Global Gold Corporation (the "Corporation") several of its wholly-owned subsidiaries and Consolidated Resources Armenia, an exempt non-resident Cayman Islands company ("CRA") and certain of its affiliates, a copy of which has been made available to each of the signatories hereof, pursuant to which the Company and the Corporation through transfer of certain of their subsidiaries will contribute its interests in Mego-Gold, LLC and Getik Mining Company, LLC, the companies which hold the licenses to the Toukhmanuk and Getik deposits in Armenia, respectively, to GGCR Mining, LLC ("GGCR Mining"), a 100% owned Delaware limited liability company subsidiary of a joint venture company, Global Gold Consolidated Resources Limited, a Jersey Island private limited company ("GGCR"), while the Corporation retains 51% of the shares of GGCR, which will be a subsidiary of the Corporation, with cash contributions being made by CRA, which will hold a minority interest in GGCR and is an established worldwide resources company focusing on building and developing a portfolio of strategic resources primarily in various minerals including gold, and which owns stakes in publicly listed and privately held resource companies having properties worldwide;

WHEREAS, GGCR, pursuant to the JV Agreement, will issue new shares to the Corporation such that following any reverse merger or initial public offering of GGCR's shares ("IPO"), the Corporation shall directly or indirectly hold the greater of (a) 51% of the equity of GGCR, or (b) $40.0 million in newly issued stock of GGCR, calculated based on the volume weighted average price ("VWAP") of such shares over the first 30 (thirty) days of trading following the IPO, assuming issuance of all shares issuable in the IPO, and assuming issuance of all Shares issuable as Management Shares and conversion of the Notes issued under the Instrument (as defined hereinafter) and all other convertible securities and exercise of any warrants or other securities issued in connection with the IPO, such that if following any reverse merger or IPO, the value of $40.0 million in newly issued shares based on VWAP of GGCR shares is greater than the Corporation's 51% equity ownership in GGCR valued as above, new shares in GGCR will be issued to the Corporation such that the aggregate value of the Corporation's ownership in GGCR is shares having a value of $40.0 million based

on VWAP, subject to CRA, at its election, or as mutually agreed otherwise between Corporation and CRA, substituting cash for stock (the "Cash Election") in an amount of up to $12.5 million in cash to increase CRA's ownership based on a ratio of $784,314 for each 1% of existing shares of GGCR then held by CRA up to 49% or as mutually agreed otherwise;

WHEREAS, as the Corporation will retain at least 51% of the shares of GGCR following an IPO or public listing of shares of GGCR and other factors demonstrating control of the assets transferred to GGCR, the transactions contemplated by the JV Agreement do not constitute a sale of all or substantially all of the Corporation's assets;

WHEREAS, in connection with the JV Agreement, the Company will be entering into Assignment and Assumption agreements, a Supplemental Letter Agreement, and other agreements and acts in connection with the closing of the JV Agreement (the "Closing Documents");

NOW, THEREFORE, BE IT RESOLVED, that the Closing Documents and each and every transaction contemplated by them are hereby adopted, ratified and approved in all respects; and be it further

RESOLVED, that the entry into the JV Agreement, the contribution of certain of the Company's property to GGCR Mining with the retention of 51% of the equity of GGCR by the Corporation, and the entry into the Closing Documents are hereby adopted, ratified and approved in all respects and any of Van Krikorian, or Drury J. Gallagher are hereby authorized and directed, to execute and deliver, by and on behalf of the Company, the Closing Documents and any other instruments, notes, agreements, certificates, assignments or documents contemplated by them or necessary or desirable to effectuate the transactions contemplated by the Documents in such form as the manager executing the same on behalf of the Company shall approve, such approval to be conclusively evidenced by such execution and delivery thereof; and be it further

RESOLVED, that this consent may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

Dated: Rye, NY
February 19, 2012

Drury Gallagher

Van Z. Krikorian